                            C E R T I F I C A T E


         The undersigned hereby certifies that he is the Secretary of Dean Witter/Sears U.S. Government Money Market Trust (the "Trust"), an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by a majority of the Trustees on February 19, 1993, as provided in
Section 9.3 of the said Declaration, said Amendment to take effect on February 19, 1993, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 19th day of February, 1993.



                                          /s/ Sheldon Curtis
                                          -------------------------------
                                          Sheldon Curtis
                                          Secretary

                                A M E N D M E N T



         Dated:   February 19, 1993

         To be Effective:    February 19, 1993



                                       TO

              DEAN WITTER/SEARS U.S. GOVERNMENT MONEY MARKET TRUST

                              DECLARATION OF TRUST

                               NOVEMBER 18, 1981

                                              Amendment dated February 19, 1993
                                              to the Declaration of Trust (the
                                              "Declaration") of Dean
                                              Witter/Sears U.S. Government Money
                                              Market Trust (the "Trust") dated
                                              November 18, 1981



WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter U.S. Government Money Market Trust," to be effective on February 19, 1993;

     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "SECTION 1.1 NAME. The name of the Trust created hereby is the "Dean Witter U.S. Government Money Market Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "SECTION 1.2 DEFINITIONS. . . . .

         "(n)  "TRUST" means the "Dean Witter U.S. Government Money Market
         Trust."

         3. Section 11.7 of Article XI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

         "SECTION 11.7. USE OF THE NAME "DEAN WITTER." Dean Witter Reynolds Inc. ("DWR") has consented to the use by the Trust of the identifying name "Dean Witter," which is a property right of DWR. The Trust will only use the name "Dean Witter" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Dean Witter" for any purpose. DWR, or any corporate affiliate of the parent of DWR, may use or grant to others the right to use the name "Dean Witter", or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of DWR or its parent, the Trust will take such action as may be required to provide its consent to the use by DWR or its parent, or any corporate affiliate of DWR's parent, or by any person to whom DWR or its parent or an affiliate of DWR's parent shall have granted the right to the use, of the name "Dean Witter," or any combination or abbreviation thereof. Upon the termination of any investment advisory or investment management agreement into which DWR or an affiliate of DWR and the Trust may enter, the Trust shall, upon request by DWR or its parent, cease to use the name "Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which DWR or its parent may request to effect the foregoing and to reconvey to DWR or its parent any and all rights to such name."

         4.    Section 11.8 of Article XI of the Declaration is hereby deleted.

         5. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         6. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned,, a majority of the Trustees of the Trust, have executed this instrument this 19th day of February, 1993.



/s/ Jack F. Bennett                         /s/ Paul Kolton
-------------------------                   -------------------------
Jack F. Bennett, as Trustee                 Paul Kolton, as Trustee
and not individually                        and not individually
141 Taconic Road                            9 Huntington Ridge Road
Greenwich, CT  06831                        Stamford, CT  06903



/s/ Robert M. Gardiner                      /s/ Charles A. Fiumefreddo
-------------------------                   --------------------------
Robert M. Gardiner, as Trustee              Charles A. Fiumefreddo as Trustee
and not individually                        and not individually
Two World Trade Center                      Two World Trade Center
New York, NY  10048                         New York, NY  10048



/s/ John R. Haire                           /s/ Michael E. Nugent
-----------------------                     ---------------------------
John R. Haire, as Trustee                   Michael E. Nugent, as Trustee
and not individually                        and not individually
439 East 51st Street                        237 Park Avenue
New York, NY  10022                         New York, NY  10017



                                            /s/ Albert T. Sommers
-------------------------                   -----------------------------
John E. Jeuck, as Trustee                   Albert T. Sommers, as Trustee
and not individually                        and not individually
70 East Cedar Street                        16 Bonnie Heights Road
Chicago, IL  60611                          Manhasset, NY  11030



/s/ Manuel H. Johnson                       /s/ Edward R. Telling
-------------------------                   -----------------------------
Manuel H. Johnson, as Trustee               Edward R. Telling, as Trustee
and not individually                        and not individually
7521 Old Dominion Dr.                       Sears, Roebuck and Co.
MacLean, VA  22102                          Sears Tower, 68th Floor
                                            Chicago, IL  60684



/s/ Edwin J. Garn
-------------------------
Edwin J. Garn, as Trustee
and not individually
2000 Eagle Gate Tower
Salt Lake City, Utah  84111

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NEW YORK



         On this 19th day of February, 1993, CHARLES A. FIUMEFREDDO, JACK F. BENNETT, EDWIN J. GARN, MICHAEL E. NUGENT, MANUEL H. JOHNSON, PAUL KOLTON, ROBERT M. GARDINER, JOHN R. HAIRE, ALBERT T. SOMMERS and EDWARD R. TELLING, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                      /s/ Marilyn K. Cranney
                                 -----------------------------
                                         Notary Public


My commission expires:

MARILYN K. CRANNEY
NOTARY PUBLIC, State of New York
No. 24-4795538
Qualified in Kings County
Commission Expires May 31, 1993